Exhibit 99.1

CommerceHub Announces Third Quarter 2017 Financial Results
Revenue of $24.6 million increased 10% Year-Over-Year, $0.04 GAAP EPS, $0.08 adjusted EPS
Signed new drop-ship agreement with top 10 U.S. retailer in grocery and general merchandise vertical
Signed a top 10 Canadian retailer as a drop-ship customer
Total customer count increased 16% year-over-year as retailers ramped drop-ship programs

ALBANY, NY, November 8, 2017 – CommerceHub, Inc. (NASDAQ: CHUBA, CHUBK) (“CommerceHub,” “we,” “us,” “our” or the “Company”), a leading distributed commerce network for retailers and brands, today announced financial results for the quarter ended September 30, 2017.

“We are pleased with CommerceHub's third quarter performance, highlighted by two new drop-ship customer agreements and continued growth in revenue and cash flow,” said Frank Poore, CommerceHub’s Founder, President and CEO.  “Many of the largest retailers and brands view CommerceHub as a strategic partner and are choosing us to help enable their most critical growth strategies. Our total customer count increased 16% in the quarter as retailers continued to on-ramp suppliers and embrace drop-shipping,” he continued.  “Our sales pipeline is strong, and we remain intensely focused on signing new retailers and brands, increasing GMV share within our existing customers, and expanding margins through existing operating leverage as well as cost efficiencies.”

“CommerceHub delivered a solid third quarter with an 80% gross margin that helped to generate $2.0 million of net income and $8.4 million of adjusted EBITDA for the quarter,” said Mark Greenquist, CommerceHub’s CFO. “We also generated strong free cash flow and paid down the remainder of our debt, increasing our net cash balance to $8.4 million,” he continued.

Third Quarter 2017 Financial Highlights

•	Revenue was $24.6 million, a 10% year-over-year increase from $22.5 million in 2016. Core drop-ship revenue, which excludes revenue from our demand channel solutions, increased 12%.

•	Gross margin was 80%, compared to 74% in 2016.

•	Adjusted gross margin was 81%, compared to 75% in 2016.

•	Net income was $2.0 million, or $0.04 per diluted share, compared to $710,000, or $0.02 per diluted share, in 2016.

•	Adjusted net income was $3.8 million, or $0.08 per diluted share, compared to $1.7 million, or $0.04 per diluted share, in 2016.

•	Adjusted EBITDA was $8.4 million, compared to $5.3 million in 2016.

•	Operating cash flow was $6.7 million, compared to $12.8 million in 2016.

•	Free cash flow was $6.3 million, compared to $12.0 million in 2016.

•	Net cash at quarter end was $8.4 million, and we had no long-term debt.

An explanation of the non-GAAP financial measures discussed above is included below under the heading “Statement Regarding Non-GAAP Financial Measures.” A reconciliation of these non-GAAP financial measures to the closest comparable GAAP financial measures has also been provided in the financial tables included at the end of this press release.

Other Recent Highlights

•	Total customer count at September 30, 2017 was approximately 11,500, up 16% year-over-year from approximately 9,900 at September 30, 2016.

•	Drop-ship order volume grew 15% in the third quarter compared to the same period in 2016.

•
We signed a new drop-ship agreement with a top 10 U.S. retailer in the grocery and general merchandise vertical. While this retailer’s online sales are currently a small portion of its total sales, and so we expect them to start out as a smaller customer, we are thrilled that this retailer chose CommerceHub to serve as a foundational partner for its strategic ecommerce initiative. We view this deal as strategic for CommerceHub as well as it opens the potential for us to expand the CommerceHub for Retailers network into the online grocery category.

•
We signed a top 10 Canadian retailer as a drop-ship customer. We believe this signing demonstrates how we can leverage our leadership position in the U.S. to sign deals and grow in international markets.

Restructuring
In September, we commenced a process to consolidate software development and other corporate activities into our Albany, NY headquarters to more effectively support the ongoing growth of our business by streamlining and centralizing operations. We believe the restructuring will create more integrated solutions and improve cost efficiencies. The plan included the immediate reduction of certain positions in our Seattle, WA office, the retention of certain Seattle-based engineers for a transition period, the gradual replacement of many of those positions in Albany, and the long-term presence of a Seattle-based account services team dedicated to brands and marketplace customers.

As of September 30, 2017, we estimate that the total expenses associated with this restructuring will be between $5.0 million and $6.0 million, which includes future expenses expected to be incurred from termination and retention benefits accrued over the retention period, which we expect to run through early 2019, but excludes actual and expected cost savings associated with the restructuring. During the nine months ended September 30, 2017, we incurred approximately $1.1 million in restructuring charges. Our total restructuring liability of $0.9 million consists of accruals for termination and retention benefits, which we expect to fully pay by the end of the first quarter of 2019. Depending on the pace and magnitude of re-hiring in our Albany office, as of September 30, 2017 we estimate this restructuring will result in a net reduction in personnel and facilities costs beginning in the fourth quarter of 2017, which will gradually increase throughout 2018 and 2019 to an estimated $2.0 million to $5.0 million per year.

Conference Call Details
The Company will offer a live conference call, and a live, listen-only webcast of the call via the CommerceHub Investor Relations website at 4:30 p.m., E.T., today, Wednesday, November 8, 2017. See
http://ir.commercehub.com/events.cfm, where supporting materials, including a presentation and supplemental financial data, have been posted.

Live Call:	U.S./Canada Toll-Free Participants Dial-in Number: (800) 219-6912 International Toll Participants Dial-in Number: (574) 990-1026 Conference ID/Passcode: 1023438
Webcast (live and replay):	http://ir.commercehub.com/events.cfm

About CommerceHub:
CommerceHub is a distributed commerce network connecting supply, demand and delivery that helps retailers and brands increase sales by expanding product assortments, promoting products on the channels that perform, and enabling rapid, on-time customer delivery. With its robust platform and proven scalability, CommerceHub helped over 10,000 retailers, brands, and distributors achieve an estimated $13+ billion in Gross Merchandise Value in 2016.

Important Information Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about future business strategies, future financial performance, cost savings, market conditions and potential, future growth of ecommerce, customer growth, sales channel expansion, international expansion and other matters that are not historical facts. These statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, market acceptance and performance of our products and services, competitive issues, general market conditions, regulatory matters affecting our business and changes in law. These forward-looking statements speak only as of the date of this press release, and we expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any such statement contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. There can be no assurance that any expectation or belief expressed in a forward-looking statement will occur, and you should not place undue reliance on any forward-looking statements. Please refer to our public filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, for additional information about us and the risks and uncertainties we face that may affect the forward-looking statements made in this press release.

Statement Regarding Non-GAAP Financial Measures
In addition to reporting financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), we provide non-GAAP financial measures that management considers in reviewing our financial performance because we feel they are relevant measures of the overall efficiency of our business model. These non-GAAP financial measures are not a substitute for, or superior to, and should be considered only in addition to, financial measures calculated in accordance with GAAP. They are subject to inherent limitations and exclude significant expenses and income that are required by GAAP to be recorded in our financial statements. Certain of these adjustments are based on estimates and assumptions of management and do not purport to reflect actual historical results. In addition, you should be aware that our computation of these non-GAAP financial measures may not be comparable to other similarly titled measures computed by other companies, because all companies do not calculate these measures in the same fashion. We define “adjusted gross profit” as gross profit plus share-based compensation, acquisition-related intangible amortization and restructuring charges. We define “adjusted gross margin” as adjusted gross profit divided by revenue. We define “adjusted operating expenses” as total operating expenses less share-based compensation, acquisition-related intangible amortization and restructuring charges. We define “adjusted EBITDA” as net income or loss plus interest expense, income tax expense, depreciation of property and equipment, amortization of capitalized software costs and intangible assets, share-based compensation expense and restructuring charges, less interest income and income tax benefit.  We define “adjusted net income” as net income or loss plus share-based compensation expense, acquisition-related intangible amortization, restructuring charges and the tax effects of these adjustments. We define “adjusted earnings per diluted share” or “adjusted EPS” as earnings per diluted share plus the diluted per share effects of share-based compensation, acquisition-related intangible amortization, restructuring charges and the tax effects of these adjustments.  We define “free cash flow” as net cash provided by, or used in, operating activities less purchases of property and equipment and additions to capitalized software.  Certain of these non-GAAP financial measures exclude restructuring charges, the elimination of which does not result in a reduction of operating expenses necessary to conduct our business.  By excluding these charges, we believe these non-GAAP financial measures provide supplemental information that enables us and investors to better analyze our operating performance and the sustainability of our results and to compare our performance on a more consistent basis from period to period. A reconciliation of these non-GAAP financial measures to the closest comparable GAAP financial measures has been provided in the financial tables included at the end of this press release.

CommerceHub Investor Relations Contact
Sara Leggat
investor@commercehub.com

CommerceHub, Inc.
Consolidated Statements of Operations
(in thousands except per share data)
(unaudited)

	3 months ended:		9 months ended:
	9/30/2017	9/30/2016	9/30/2017	9/30/2016
Revenue	$24,614	$22,478	$74,390	$67,671
Cost of revenue	5,028	5,737	16,183	17,162
Gross profit	19,586	16,741	58,207	50,509
Gross margin	80%	74%	78%	75%

Research and development	6,434	5,077	18,745	13,391
Sales and marketing	2,432	3,023	6,750	9,024
General and administrative	7,402	8,008	21,286	23,207
Operating expenses	16,268	16,108	46,781	45,622

Operating income	3,318	633	11,426	4,887

Interest expense, net	(148)	(361)	(604)	(132)

Pre-tax income	3,170	272	10,822	4,755
Income tax expense (benefit)	1,182	(438)	4,130	1,611

Net income	$1,988	$710	$6,692	$3,144

Earnings per share:
Basic	$0.05	$0.02	$0.16	$0.07
Diluted	$0.04	$0.02	$0.15	$0.07

Share count:
Basic	43,286	42,773	43,141	42,773
Diluted	45,420	43,559	45,081	43,559

CommerceHub, Inc.
Consolidated Balance Sheets
(in thousands)
(unaudited)

	9/30/2017	12/31/2016
Assets
Cash and cash equivalents	$8,438	$6,471
Accounts receivable, net of allowances	12,526	18,109
Prepaid income taxes	3,054	4,311
Prepaid expenses	1,833	1,549
Total current assets	25,851	30,440

Capitalized software, net	3,803	6,716
Deferred services costs	4,898	4,989
Property and equipment, net	6,701	7,629
Goodwill	21,410	21,410
Deferred income taxes	9,450	7,714
Other long-term assets	1,466	1,122
Total assets	$73,579	$80,020

Liabilities and Equity
Accounts payable and accrued expenses	$2,770	$2,135
Accrued payroll and related expenses	7,433	7,435
Income taxes payable	8	7
Deferred revenue	5,603	5,149
Total current liabilities	15,814	14,726
Deferred revenue, long-term	8,375	7,581
Other long-term liabilities	2,201	1,135
Long-term debt	—	26,000
Total liabilities	26,390	49,442

Equity:
Total equity	47,189	30,578
Total liabilities and equity	$73,579	$80,020

CommerceHub, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	3 months ended:		9 months ended:
	9/30/2017	9/30/2016	9/30/2017	9/30/2016
Cash flows from operating activities
Net income	$1,988	$710	$6,692	$3,144
Adjustments to net income:
Depreciation and amortization	2,002	2,453	6,278	7,315
Amortization of debt issuance costs	55	55	166	55
Share-based compensation	2,009	2,193	6,986	8,753
Deferred income taxes	(811)	(2,199)	(1,736)	17,015
Bad debt expense	340	440	931	695
Accrued interest income	—	—	—	(273)
Impairment and loss on disposal of long-term assets	193	—	210	160
Working capital changes:
Accounts receivable	(1,146)	(252)	4,650	5,667
Prepaid expenses and other assets	(299)	(536)	(787)	(956)
Income taxes, net	(42)	1,548	1,258	810
Deferred costs	(61)	94	91	(201)
Deferred revenue	425	297	1,249	266
Accounts payable and accrued expenses	806	248	1,399	479
Accrued payroll and related expenses	1,243	1,283	(4)	416
Share-based compensation liability payments	—	(754)	—	(86,684)
Parent receivables and payables, net	—	7,234	—	(9,112)
Net cash provided by (used in) operating activities	6,702	12,814	27,383	(52,451)

Cash flows from investing activities
Purchases of property and equipment	(210)	(377)	(1,159)	(4,513)
Additions to capitalized software	(154)	(459)	(1,138)	(3,963)
Collections on note receivable - Parent	—	—	—	36,380
Net cash (used in) provided by investing activities	(364)	(836)	(2,297)	27,904

Cash flows from financing activities
Borrowings on credit agreement	—	50,000	—	50,000
Repayments on credit agreement	(6,000)	(9,000)	(26,000)	(9,000)
Cash paid for debt issuance costs	—	(100)	—	(1,100)
Purchase of treasury stock	—	—	—	(3,600)
Cash received from exercise of stock options	860	175	2,417	248
Cash received from employee stock purchase plan	464	—	464	—
Borrowings on note payable - Parent	—	—	—	28,664
Payments on note payable - Parent	—	(28,664)	—	(28,664)
Contributions from Parent	—	6,000	—	6,000
Dividends paid to Parent	—	(19,730)	—	(19,730)
Net cash (used in) provided by financing activities	(4,676)	(1,319)	(23,119)	22,818
Currency effect on cash	(1)	—	—	—
Net increase (decrease) in cash and cash equivalents	1,661	10,659	1,967	(1,729)

Beginning cash and cash equivalents	6,777	6,949	6,471	19,337
Ending cash and cash equivalents	$8,438	$17,608	$8,438	$17,608

CommerceHub, Inc.
Supplemental Information
(in thousands)
(unaudited)

	3 months ended:			9 months ended:
	9/30/2017	9/30/2016	% Inc (Dec)	9/30/2017	9/30/2016	% Inc (Dec)
Revenue by type:
Usage revenue	$15,833	$14,562	9%	$48,245	$44,437	9%
Subscription revenues	6,986	6,420	9%	20,826	18,766	11%
Set-up and professional services	1,795	1,496	20%	5,319	4,468	19%
Total revenue	$24,614	$22,478	10%	$74,390	$67,671	10%

	3 months ended:			9 months ended:
	9/30/2017	9/30/2016		9/30/2017	9/30/2016
Share-based compensation:
Cost of revenue	$100	$(49)		$299	$(207)
Research and development	286	584		1,387	1,697
Sales and marketing	113	103		548	704
General and administrative	1,510	1,555		4,752	6,559
Total	$2,009	$2,193		$6,986	$8,753

CommerceHub, Inc.
GAAP to Non-GAAP Reconciliations
(in thousands)
(unaudited)

Reconciliation of GAAP gross profit to adjusted gross profit:

	3 months ended:		9 months ended:
	9/30/2017	9/30/2016	9/30/2017	9/30/2016
Gross profit	$19,586	$16,741	$58,207	$50,509
Share-based compensation	100	(49)	299	(207)
Acquisition-related intangible amortization	—	187	—	562
Restructuring charges (1)	240	—	240	—
Adjusted gross profit	$19,926	$16,879	$58,746	$50,864

Adjusted gross margin	81%	75%	79%	75%

Reconciliation of GAAP operating expenses to adjusted operating expenses:

	3 months ended:		9 months ended:
	9/30/2017	9/30/2016	9/30/2017	9/30/2016
Operating expenses	$16,268	$16,108	$46,781	$45,622
Share-based compensation	(1,909)	(2,242)	(6,687)	(8,960)
Acquisition-related intangible amortization	—	(250)	—	(750)
Restructuring charges (1)	(836)	—	(836)	—
Adjusted operating expenses	$13,523	$13,616	$39,258	$35,912

Reconciliation of GAAP net income to adjusted EBITDA:

	3 months ended:		9 months ended:
	9/30/2017	9/30/2016	9/30/2017	9/30/2016
Net income	$1,988	$710	$6,692	$3,144
Interest expense, net	148	361	604	132
Income tax expense (benefit)	1,182	(438)	4,130	1,611
Depreciation and amortization	2,002	2,453	6,278	7,315
Share-based compensation	2,009	2,193	6,986	8,753
Restructuring charges (1)	1,076	—	1,076	—
Adjusted EBITDA	$8,405	$5,279	$25,766	$20,955

(1) Restructuring charges include termination and retention benefits and the impairment of certain capitalized software projects in connection with our 2017 Seattle restructuring plan.

CommerceHub, Inc.
GAAP to Non-GAAP Reconciliations, continued
(in thousands except per share data)
(unaudited)

Reconciliation of GAAP net income to adjusted net income:

	3 months ended:		9 months ended:
	9/30/2017	9/30/2016	9/30/2017	9/30/2016
Net income	$1,988	$710	$6,692	$3,144
Share-based compensation	2,009	2,193	6,986	8,753
Acquisition-related intangible amortization	—	437	—	1,312
Restructuring charges (1)	1,076	—	1,076	—
Tax effect of adjustments (2)	(1,320)	(1,599)	(3,424)	(4,317)
Adjusted net income	$3,753	$1,741	$11,330	$8,892

Reconciliation of GAAP earnings per diluted share to adjusted earnings per diluted share:

	3 months ended:		9 months ended:
	9/30/2017	9/30/2016	9/30/2017	9/30/2016
GAAP earnings per diluted share	$0.04	$0.02	$0.15	$0.07
Share-based compensation	0.04	0.05	0.15	0.20
Acquisition-related intangible amortization	—	0.01	—	0.03
Restructuring charges (1)	0.02	—	0.02	—
Tax effect of adjustments (2)	(0.03)	(0.04)	(0.08)	(0.10)
Adjusted earnings per diluted share	$0.08	$0.04	$0.25	$0.20

Diluted share count	45,420	43,559	45,081	43,559

(1) Restructuring charges include termination and retention benefits and the impairment of certain capitalized software projects in connection with our 2017 Seattle restructuring plan.
(2) Adjusted earnings per diluted share assumes a long-term projected tax rate of 40%

Reconciliation of GAAP net cash provided by (used in) operating activities to free cash flow:

	3 months ended:		9 months ended:
	9/30/2017	9/30/2016	9/30/2017	9/30/2016
Net cash provided by (used in) operating activities	$6,702	$12,814	$27,383	$(52,451)
Purchases of property and equipment	(210)	(377)	(1,159)	(4,513)
Additions to capitalized software	(154)	(459)	(1,138)	(3,963)
Free cash flow (1)	$6,338	$11,978	$25,086	$(60,927)

(1) Includes share-based compensation liability payments of:	$—	$(754)	$—	$(86,684)